UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-12

 THE BOSTON BEER COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Investor Relations Contact Jennifer Larson (617) 368-5152	Media Contact Jessica Paar (617) 368-5060

IMPORTANT UPDATE FOR THE

2020 ANNUAL MEETING OF STOCKHOLDERS OF

THE BOSTON BEER COMPANY, INC.

Change in Location of the 2020 Annual Meeting of Stockholders:
2020 Annual Meeting of Stockholders to be Virtual

Meeting Date: Thursday, May 14, 2020

Meeting Time: 9:00 a.m. (Eastern Time)

Meeting Access: Virtual Stockholder Meeting, www.meetingcenter.io/222621287

As previously announced, our 2020 Annual Meeting of Stockholders will be held on Thursday, May 14, 2020 at 9:00 a.m., Eastern Time. However, due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our coworkers, stockholders, and our community, the location of our Annual Meeting has been changed from an in-person meeting to a virtual-only meeting via live audio webcast. Unfortunately, you will not be able to attend the Annual Meeting in person.

As described in the previously distributed proxy materials for our Annual Meeting, you are entitled to participate in the meeting if you were a stockholder as of the close of business on March 16, 2020, the Record Date.

To access the virtual Annual Meeting, please click the Virtual Stockholder Meeting link. To log in on the day of the meeting, you will be required to have a control number and password. The password for the meeting is SAM2020. If you were a shareholder as of the close of business on the Record Date and have your control number, you may vote during the Annual Meeting by following the instructions available on the meeting website.

For registered stockholders, the control number can be found on the proxy card, notice, or email Computershare sent to you in early April.

If you hold your shares through an intermediary, such as a bank or broker, you will need to register in advance to attend the virtual Annual Meeting. To register, please submit your name, email address, and proof of your legal proxy reflecting your Boston Beer common stock holdings as of the Record Date to legalproxy@computershare.com by 5:00 p.m., ET, on May 11, 2020. You will receive a confirmation email from Computershare of your registration.

We encourage our stockholders to submit questions in advance, before Friday, May 8, to BOD@bostonbeer.com. Our Founder and Chairman Jim Koch will try to address relevant questions.

Closed captioning will be provided for the duration of the virtual meeting.

Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote and submit your proxies in advance of the Annual Meeting by one of the methods described in the proxy materials previously distributed.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.